Exhibit 10.15

[PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.  THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED ARE MARKED WITH “[***].” A COPY OF THIS EXHIBIT WITH ALL SECTIONS INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is entered into as of September 27, 2018 (the “Effective Date”), by and between DiaMedica Therapeutics, Inc., a corporation organized and existing under the laws of Canada with offices at c/o DiaMedica USA, Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, USA (“Licensor”) and Ahon Pharmaceutical co., Ltd., a corporation organized and existing under the laws of China, having a place of business at No. 55, Songshan Rd., Jinzhou, Liaoning Province, China (“Licensee”). Licensor and Licensee may each be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Whereas, Licensor and Licensee are Parties to that certain License and Collaboration Agreement dated September 27, 2018 (the “License Agreement”), pursuant to which Licensor has granted Licensee the exclusive right to Develop and Commercialize the Licensed Product in the Field in the Territory;

Whereas, Section 6.1 of the License Agreement contemplates that the Parties will enter into a supply agreement for Licensor to (i) manufacture and sell the Licensed Product in finished form to Licensee, and Licensee purchases and imports finished Licensed Product from Licensor, in order for Licensee to exclusively Develop and Commercialize the Licensed Product in the Territory or (ii) manufacture and supply to Licensee the Licensed Protein (known as DM199, a recombinant human tissue kalikrein-1 protein) in Active Ingredient form or Bulk Product in order for Licensee to use such Licensed Protein to manufacture finished Licensed Product for Development and Commercialization use in the Field in the Territory if the applicable laws in the Territory allows, or (iii) make the technology transfer to Licensee for its manufacture of the Licensed Product in and for the Territory in the event of Licensor’s ceasing its business operation pursuant to Section 8.3 of this Agreement;

Whereas, the Parties have agreed on the terms and conditions for the manufacture and supply of the Licensed Protein, as set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Article 1
DEFINITIONS

Capitalized terms used but not defined herein shall have the meaning set forth in License Agreement.

1.1     “Affiliates” means any person or entity that controls, is controlled by or is under common control with a Party to this Agreement, where “control” means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.2     “API” means the Licensed Protein as defined in the License Agreement, also known as DM199, a recombinant human tissue kalikrein-1 protein) in Active Ingredient form, as further described in Exhibit A attached hereto.

1.3     “Certificate of Analysis” means a document identified as such and provided by Licensor, or its designee, to Licensee with each shipment of Product that sets forth the analytical test results, approved by the quality assurance department, for the Product shipped to Licensee, showing that the Product shipped complies with the Specifications.

1.4     “Certificate of Conformance” means a document identified as such and provided by Licensor, or its designee, to Licensee with each shipment of Product that states that the Product shipped to Licensee thereunder was manufactured in accordance with all applicable laws and regulations, including cGMP.

1.5     “Good Manufacturing Practices” or “cGMP” means the then-current applicable standards for the manufacture of pharmaceutical products, pursuant to the FD&C Act and FDA regulations, including 21 C.F.R. Parts 11, 210 and 21.

1.6     “FD&C Act” means the U.S. Food, Drug and Cosmetic Act.

1.7     “FDA” means the U.S. Food and Drug Administration.

1.8     “Finished Product” means the Licensed Product (as defined in the License Agreement) in finished form.

1.9     “Product” means the Finished Product and the API and Bulk Product.

1.10    “Regulatory Approval” means any approvals (including price and reimbursement approvals, if required), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary to market and sell a pharmaceutical product in such jurisdiction.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.11     “Specification” means the specification for the Product as set forth in Exhibit A attached hereto and that obtaining Regulatory Approval in the future.

Article 2
PRODUCT SUPPLY

2.1     Purchase and Sale. Pursuant to the terms and conditions of this Agreement, Licensee shall import and purchase from Licensor, and Licensor shall manufacture, sell and supply to Licensee, the Product (either as Finished Product or API or Bulk Product) for Development and Commercial use in the Field in the Territory under the License Agreement. If the applicable laws allows Licensee to import the API and use the imported API to manufacture the Finished Product in the Territory, then, unless the Parties otherwise agree, Licensee (either by itself or through its contractors) shall have the right to manufacture the Finished Product using the API supplied hereunder.

2.2     Exclusivity. Licensee shall purchase all of its requirement of the Product exclusively from Licensor.

2.3     Forecast.

(a)      No later than one hundred and eighty (180) days prior to the regulatory submission to the NMPA for IDL approval for the Finished Product, Licensee shall submit to Licensor a twelve (12) month rolling forecast (“Forecast”) setting forth orders Licensee expects to place for the Product during each of the next the twelve (12) calendar months. Thereafter, Licensee shall update the Forecast on a quarterly basis no later than fifteen (15) days before the beginning of the next calendar quarter. For the sake of clarity, calendar quarters begin on January 1, April 1, July 1 and October 1 of each year.

(b)     Licensee shall make all Forecasts in good faith given market and other information available to Licensee. In the case of the initial Forecast, the first year, and in the case of Forecast after the first year, the first three (3) months, contained within each Forecast (the “Binding Zone”) shall constitute a binding commitment for Licensee to purchase, and for Licensor to manufacture and supply, the quantity of the Product specified therein and such quantity shall not be altered in subsequent monthly Forecast updates.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.4     Order.

(a)     Licensee shall purchase the Product from Licensor by submitting purchase orders (“Orders”) to Licensor. All Orders for the Product shall be made in writing, specifying the type and the quantities of the Product ordered, requested delivery date (which shall be no sooner than ninety (90) days after the date of the Order for API and one hundred and eighty (180) for Finished Product or Bulk Product) and shipment destination, and shall be submitted to Licensor’s customer service department. Within seven (7) days after its receipt of an Order, Licensor shall acknowledge its receipt of such order and shall confirm the delivery date of the Product so ordered.

(b)     Licensor shall accept and fulfill Orders for quantities of Product up to one hundred ten percent (110%) of the quantity set forth in the Binding Zone of the Forecast, and shall use commercially reasonable efforts to accept and fulfill Orders in excess of such amount. Once an Order is accepted, Licensor shall manufacture and supply to Licensee the Product ordered in accordance with the terms and conditions of this Agreement. Licensee acknowledges that Licensor currently uses a third-party contract manufacturer to manufacture the Product and shall have the right to fulfil its obligations to manufacture and supply the Product ordered by Licensee through its contract manufacturer.

(c)     All Orders shall be governed exclusively by the terms of this Agreement, and any term or condition in any purchase order, confirmation, invoice or other document furnished by Licensee or Licensor that is in any way inconsistent with the terms and conditions set forth in this Agreement is hereby expressly rejected.

2.5     Shipping; Delivery. Delivery of the Product from Licensor to Licensee shall take place Ex Works (“EXW”) at Licensor’s (or its contract manufacturer’s) facility (INCOTERMS 2010). Licensee shall be responsible for obtaining all licenses or other authorizations for the exportation of the Product from the country of such facility. Licensee shall also be responsible for obtaining all licenses or other authorizations for the importation of the Product into the Territory, and shall contract for shipping and insurance of the Product from such facility, at Licensee’s cost and expense. Licensor shall reasonably assist Licensee to arrange for shipping and insurance.

2.6     Inspection; Acceptance; Rejection.

(a)     Licensee shall promptly request NIFDC to inspect, test, and validate all Product supplied by Licensor hereunder upon receipt. “NIFDC” means the National Institutes for Food and Drug Control of the People's Republic of China and all port IFDCs under its direction and supervision. If NIFDC determines that any Product shipped by Licensor to Licensee hereunder is defective or fails to meet Specifications or conform to the requirements of this Agreement or the Quality Agreement (“Defective Product”), Licensee may reject such shipment of the Product by notifying Licensor in writing of such rejection within five (5) days after receipt of the NIFDC’s inspection result. The Product shall be deemed accepted if Licensee does not provide notice of rejection within such five (5) day period. As Licensee’s sole and exclusive remedy for Defective Product, Licensor shall promptly replace such Defective Product or refund the Transfer Price paid by Licensee for such Defective Product. Licensee shall return the Defective Product to Licensor, at Licensor’s cost.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b)     If the Parties do not agree whether a Product is a Defective Product, the Parties shall mutually select an independent U.S. cGMP third party laboratory to evaluate whether the Product in question meets Specifications or conform to the requirements of this Agreement or the Quality Agreement. Such independent laboratory’s conclusion shall be binding upon the Parties and the Party in error shall be responsible for the cost of the evaluation by such independent laboratory.

Article 3
PRICE; PAYMENTS

3.1     Advance Payment. No later than nine (9) months before Licensee places the first order for the Product, Licensee shall pay to Licensor an advance payment of US$[***] (the “Advance Payment”. The Advance Payment shall be used by Licensor to partially fund the manufacturing of the Product and shall be non-refundable but credited against Transfer Price payment as set forth in Section 3.2(b) below. Licensor anticipates there will be at least 30 months left on the shelf life of the Finished Product when the Finished Product is shipped to the port in the Territory designated by the Licensee. Both parties shall negotiate in good faith regarding the manufacturing day for the production of the Finished Product for its commercialization in the Territory.

3.2     Transfer Price.

(a)     Licensee shall pay to Licensor the price (the “Transfer Price”) set forth on the attached Exhibit B for the Product supplied by Licensor to Licensee pursuant to and in accordance with this Agreement.

(b)     Licensee shall pay to Licensor fifty percent (50%) of the Transfer Price times the quantity when Licensee places an Order for the Product. The remainder of the Transfer Price times the quantity shall be invoiced upon shipment of the Product and paid within twenty (20) days after receipt and passing NIFDC’s inspection of the Product shipment.

3.3     Payments for Process Improvements. The Parties acknowledge that the current manufacturing process for the Product has not been optimized and Licensor may conduct manufacturing process development work to improve the manufacturing process and reduce Transfer Price by obtaining new intellectual property rights from a Third Party pursuant to Section 1.19 in the License Agreement. Licensee agreed to fund [***]% of the cost and expense incurred by Licensor to conduct manufacturing process development work for the Product, up to a maximum payable of $[***] and the expenses will not be incurred until after start of Phase 3 for acute ischemic stroke in the U.S. Licensor shall invoice Licensee its share of such development cost on a monthly basis and Licensee shall pay the amount invoiced within fifteen (15) days after the receipt of the invoice, and Licensor shall prove this by showing Licensee the related contract with the Third Party and the comparison of COA before and after process improvement.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.4     Currency; Tax. All payments hereunder shall be paid in U.S. dollars and are exclusive of all Taxes. Licensee shall be responsible for paying all Taxes imposed by any government authority in connection with the supply and transfer of the Product to Licensee.

Article 4
QUALITY; REGULATORY

4.1     General. Licensor shall manufacture the Product in accordance with the Specifications, the requirements of this Agreement and the Quality Agreement, and all applicable laws and regulations, including cGMP. Together with each Product shipment, Licensor shall deliver to Licensee a Certificate of Analysis and a Certificate of Compliance.

4.2     Quality Agreement. At an appropriate time after the Effective Date, the Parties shall enter into a quality agreement (the “Quality Agreement”) setting forth in detail the quality assurance arrangements and procedures with respect to the manufacture and supply of the Product under this Agreement, which Quality Agreement shall be incorporated herein by reference following its execution by both Parties. To the extent that the terms of this Agreement and those of the Quality Agreement are in conflict, the terms of this Agreement shall control except with respect to quality issues, which shall be governed by the Quality Agreement.

4.3     Product/Process Changes. Licensor shall have the right to make changes to the Product or the manufacturing process for the Product in accordance with the change procedure set forth in the Quality Agreement, and keep Licensee informed on such changes. In the event Licensee requests any changes to the Product or the manufacturing process, Licensor shall consider such request in good faith.

4.4     Regulatory Submissions. As between the Parties, Licensee shall have the exclusive right to prepare and submit, and shall solely own, any and all regulatory submissions regarding Product in the Territory, and shall be solely responsible for all contacts and communications with any Regulatory Authority in the Territory regarding Product, as set forth in Section 5.1 of the License Agreement. Upon Licensee’s request, Licensor shall provide reasonable assistance to Licensee in the preparation of such regulatory submissions in accordance with Section 5.2 of the License Agreement.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.5     Quality Audit. Licensor shall allow an independent Third Party auditor selected by Licensee and reasonably acceptable to Licensor to carry out on-site audits upon reasonable prior notice. Licensor shall permit such independent Third Party auditor to access the manufacturing, packaging, warehousing and laboratory areas related to the manufacture of the Product, including pertinent documentations. Any such audit shall take place during normal business hours and will not interfere with Licensor’s normal manufacturing operations. Licensee shall bear the cost of such audit. Licensor may require such auditor to enter into a customary confidentiality agreement to protect Licensor’s confidential information. Such auditor shall only disclose to Licensee any non-compliance with the terms of this Agreement or the Quality Agreement or applicable laws and regulations revealed by such audit, and shall not disclose any confidential information of Licensor to Licensee. In the event that such audit reveals any non-compliance, the auditor shall provide the results of the audit and the observation(s) to the Licensor and Licensee by means of a written report. If the auditor provides such written report, Licensor shall take corrective actions to remedy such non-compliance as mutually agreed upon by the Parties. The audit frequency shall be not more than once every twelve (12) months; provided that, Licensee may undertake more frequent audits if previous audits reveal quality incidents or non-compliance with applicable cGMP standards, applicable laws and regulations, or this Agreement or the Quality Agreement.

4.6     Regulatory Inspection. Licensor shall allow the FDA and other Regulatory Authorities, with or without prior notice, to visit the facility where the Product is manufactured, processed or tested, and to review records and conduct audits and inspections related to the manufacture and supply of the Product. Licensor shall notify the Licensee of all inspections by FDA and other Regulatory Authority that are related to the Product. If areas of concern exist that relate to the Product, Licensor will notify Licensee, to the extent possible, prior to the inspection and as soon as possible after Licensor receives notice of such inspection. In all other cases, Licensor will provide Licensee with information on the results of the inspection to the extent applicable. Licensor notification will include, without limitation: (a) written notification of any observation, if any, that may impact the manufacture of the Product; (b) written notification of all related corrective actions and planned completion dates related to the manufacture of the Product or the facility or equipment used to manufacture, process or test the Product; (c) any further correspondence with the FDA and other Regulatory Authority regarding the manufacture, processing, testing, or validation of the Product, or any process or procedure related thereto.

Article 5
CONFIDENTIALITY

5.1     Confidentiality. All information disclosed by a Party to the other Party under this Agreement shall be deemed Confidential Information of such Party under the License Agreement and subject to the confidentiality provisions set forth in Article 9 of the License Agreement.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Article 6
REPRESENTATIONS AND WARRANTIES

6.1     Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(a)     such Party is a company or corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation;

(b)     such Party has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and there is no contractual restriction or obligation binding on such Party which would be materially contravened by execution and delivery of this Agreement or by the performance or observance of its terms; and

(c)     the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate actions, and this Agreement constitutes a valid obligation of such Party and is binding and enforceable against such Party in accordance with the terms hereof.

6.2     Representations, Warranties and Covenants of the Licensor. Licensor represents, warrants and covenants to Licensee that:

(a)     the manufacturing, processing and testing of the Product supplied to Licensee pursuant to this Agreement shall be in accordance with and conform to all applicable laws and regulations, including cGMP, and the requirements of the Quality Agreement and this Agreement;

(b)     the Product supplied to Licensee pursuant to this Agreement shall comply with the Specifications for the Product, and shall not be adulterated or misbranded within the meaning of the FD&C Act and regulations promulgated by the FDA, and shall not be an article which may not, under the provisions of the FD&C Act, be introduced into interstate commerce;

(c)     the Product supplied to Licensee pursuant to this Agreement will be free and clear of all liens, security interests and other encumbrances;

(d)     Licensor has not used and will not use, in any capacity associated with or related to the manufacturing, processing or testing of the Product, the services of any persons who have been, or are in the process of being, debarred under Sections 306(a) or 306(b) of the FD&C Act; further, neither Licensor nor any of its officers, employees, or consultants has been convicted of an offense under any federal or state law that is cited in Section 306 of the FD&C Act as a ground for debarment, denial of approval, or suspension; and

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(e)     Licensor has maintained and will maintain all the authorization, permit, license or approval necessary to perform its obligations hereunder, including the manufacture of the Product.

6.3     Disclaimers. Except as expressly stated in this Agreement, no representations or warranties whatsoever, whether express or implied, including warranties of merchantability, fitness for a particular purpose, non-infringement, are made or given by or on behalf a Party, and all representations and warranties, whether arising by operation of law or otherwise, are hereby expressly excluded.

Article 7
INDEMNIFICATION

7.1     Indemnification by Licensor. Licensor shall defend, indemnify, and hold Licensee and its Affiliates and their respective officers, directors, employees, and agents (“Licensee Indemnitees”) harmless from and against all third party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses) and recoveries (“Claims”) to the extent such Claims arise out of, are based on, or results from: (a) any negligence or willful misconduct in performing any of Licensor’s obligation under this Agreement, its Affiliates, or their officers, directors, employees or agents; and (b) any breach of any of Licensor’s covenants, obligations, representations or warranties under this Agreement or the License Agreement. The foregoing indemnity obligations shall not apply to the extent that (i) the Licensee Indemnitees fail to comply with the indemnification procedure set forth in Section 7.3 and Licensor’s defense of the relevant Claims is prejudiced by such failure; or (ii) any Claim is based on or results from any activities set forth in Section 7.2(a), (b), and (c) for which Licensee is obligated to indemnify the Licensor Indemnitees under Section 7.2.

7.2     Indemnification by Licensee. Licensee shall defend, indemnify, and hold Licensor and its Affiliates and their respective officers, directors, employees, and agents (“Licensor Indemnitees”) harmless from and against all Claims to the extent such Claims arise out of, are based on, or results from: (a) any negligence or willful misconduct in performing any of Licensee’s obligation under this Agreement, its Affiliates, or their officers, directors, employees or agents of Licensee or its Affiliates; (b) any breach of any of Licensee’s covenants, obligations, representations or warranties under this Agreement or the License Agreement; (c) the use, storage, processing and sale of the Product by Licensee. The foregoing indemnity obligations shall not apply to the extent that (i) the Licensor Indemnitees fail to comply with the indemnification procedure set forth in Section 7.3 and Licensee’s defense of the relevant Claims is prejudiced by such failure; or (ii) any Claim is based on or results from any activities set forth in Sections 7.1(a), (b), and (c) for which Licensor is obligated to indemnify the Licensee Indemnitees under Section 7.1.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

7.3     Indemnification Procedures. The Party claiming indemnity under this Article 7 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 7.

7.4     Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS SUPPLY AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT CLAIMS TO THE EXTENT ARISING IN CONNECTION WITH (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 7.1 OR 7.2, OR (B) A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 5.

Article 8
TERM AND TERMINATION

8.1     Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 8, shall remain in effect pursuant to Section 13.1 in the License Agreement.

8.2     Termination.

(a)     Each Party shall have the right to terminate this Agreement immediately upon written notice to the other Party if the other Party materially breaches its material obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b)     This Agreement shall automatically terminate upon termination of the License Agreement.

8.3     Manufacture Transfer. In the event that Licensor ceases its business operation and no longer manufactures and supplies the Product to Licensee, Licensor shall reasonably cooperate with Licensee to transfer the manufacture of the Product to Licensee or its designee. In connection with such transfer, Licensor shall provide Licensee or its designee with reasonable technical support as necessary for Licensee or its designee to manufacture the Product, including making its technical personnel available and providing master batch records and other manufacturing related documents. Licensee shall reasonably reimburse Licensor for the cost and expense Licensor incurs to provide such technical support.

8.4     Survival. Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Without limiting the foregoing, the following provisions shall survive for five (5) years after any expiration or termination of this Agreement: Articles 1, 5, 7 and 9, and Section 8.4.

Article 9
MISCELLANEOUS

9.1     Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, and the License Agreement set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

9.2     Force Majeure. In the event that a Party is unable to perform any of its obligations under this Agreement because of a Force Majeure Event (as defined below), such Party shall immediately give written notice to the other Party of the occurrence of a Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations hereunder and shall do everything reasonably possible to resume performance. Upon receipt of such notice, the performance of the obligations by the Party claiming a Force Majeure Event shall be suspended during the continuation of the Force Majeure Event. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance hereunder or, if not able to promptly resume full performance, the affected Party shall develop a plan (with the involvement and the written approval of the other Party) for the prompt resolution of any failure of performance under this Agreement. For purposes of this Agreement, the term “Force Majeure Event” means, with respect to a Party, fire, natural disaster, act of God, action or decrees of governmental bodies, terrorism, war, or embargos, or any other act or event, whether foreseen or unforeseen, that (a) prevents such Party, in whole or in part, from performing its obligations under this Agreement and (b) is beyond the reasonable control of and not the fault of such Party.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.3     Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) business days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to Licensor:

DiaMedica Therapeutics, Inc.
Two Carlson Parkway, Suite 260
Minneapolis, Minnesota 55447
USA
Attn:    Rick Pauls, President & CEO

Email: [***]
Fax:     763-710-4456

with a copy to:

DiaMedica Therapeutics, Inc.
Two Carlson Parkway, Suite 260
Minneapolis, Minnesota 55447
USA
Attn:    Legal Department

Email: [***]
Fax:     763-496-5118

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

and a copy to (which shall not constitute notice):

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
USA
Attn:   Lila Hope, Ph.D.

Email: lhope@cooley.com
Fax:     (650) 849 7400

If to Licensee:

Ahon Pharmaceutical Co., Ltd.
No. 55, Songshan Rd.
Jinzhou, Liaoning Province
China
Attn:    [***]

Email: [***]
Fax:     (+86) 416-211-6616

with a copy to:

Ahon Pharmaceutical Co., Ltd.
No. 55, Songshan Rd.
Jinzhou, Liaoning Province
China
Attn: R&D Center

Email: [***]
Fax: (+86) 416-211-6616

9.4     No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.5     Governing Law. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state. The application of the U.N. Convention on Contracts for the International Sale of Goods is excluded.

9.6     Dispute Resolution. The Parties shall attempt in good faith to resolve amicably all disputes resulting from, concerning, or arising in connection with, this Agreement. Any such dispute which is not settled amicably by the Parties shall be finally settled by arbitration in accordance with Section 14.3 of the License Agreement.

9.7     Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, Licensor may assign its rights to receive payments under this Agreement to one or more Entities without consent of Licensor, and either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate of such Party, or (b) in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets or a product line, whether in a merger, acquisition, or similar transaction. Any attempted assignment not in accordance with this Section 9.7 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

9.8     Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.9     Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

9.10     No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.11     Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

9.12     English Language. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

9.13     Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature Page Follows}

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

In Witness Whereof, the Parties have executed this Supply Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

DiaMedica Therapeutics, Inc.	Ahon Pharmaceutical Co., Ltd.
By: /s/ Rick Pauls Name: Rick Pauls Title: President and CEO	By: /s/ Guang Qu Name: Guang Qu Title: President

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit A

Product and Specifications

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit B

Transfer Price Schedule

The Transfer Price for the Product supplied to Licensee hereunder for development use including for use in clinical trials) shall be zero; provided however that the total quantity of Product supplied for development use shall not exceed vials to support the clinical studies for 3 (three) weeks treatment in up to [***] patients.

The “Transfer Price” in unit (vial) is be calculated as the (Manufacturing Cost / (divided) by the number of vials of the Finished Product) + labeling costs per vial + shipping costs per vial. A standard [***]% administration fee of such Transfer Price will be added to total Transfer Price.

“Manufacturing Cost” means, with respect to the Product supplied by Manufacture to Licensee under this Agreement, Licensor’s fully burdened manufacturing cost as calculated in accordance with US generally accepted accounting principles consistently applied, including the cost of raw materials, labor and other direct and identifiable costs incurred by Licensor, its Affiliates or third-party contract manufacturer to manufacture such Product, and the proportionate share of indirect manufacturing, stability testing, storage and quality assurance costs (but excluding general corporate overhead) reasonably allocated to the manufacture of such Product.